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                                   EXHIBIT 12

           INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

             Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                (in thousands)



                                      THREE MONTHS ENDED      NINE MONTHS ENDED
                                      ------------------     -------------------
                                      Nov. 25,   Nov. 30,    Nov. 25,    Nov. 30,
                                         2000       1999        2000        1999
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
Earnings from continuing
   operations before income taxes     $13,714    $13,630     $34,833     $29,199
Plus: Fixed charges (1)                 6,797      5,920      19,712      18,987
Less: Capitalized interest                (97)      (234)       (439)       (563)
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Earnings available to cover
   fixed charges                      $20,414    $19,316     $54,106     $47,623
================================================================================

Ratio of earnings to fixed charges       3.00       3.26        2.74        2.51
================================================================================


(1) Fixed charges consisted of the following:


                                      THREE MONTHS ENDED      NINE MONTHS ENDED
                                      ------------------     --------------------
                                      Nov. 25,   Nov. 30,    Nov. 25,    Nov. 30,
                                         2000       1999        2000        1999
--------------------------------------------------------------------------------
Interest expense, gross                $4,552     $3,737     $13,227     $12,184
Rentals (Interest factor)               2,245      2,183       6,485       6,803
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  Total fixed charges                  $6,797     $5,920     $19,712     $18,987
================================================================================